EXHIBIT 21.1
Subsidiaries
of
Newpark Resources, Inc.
December 31, 2006

1.	BATSON MILL LP
2.	SOLOCO TEXAS, L.P.
3.	DURA-BASE DE MEXICO S.A. DE C.V.
4.	DURA-BASE NEVADA, INC.
5.	EXCALIBAR MINERALS INC.
6.	NEWPARK CANADA, INC.
7.	NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP
8.	NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP
9.	NEWPARK DRILLING FLUIDS LP
10.	NEWPARK ENVIRONMENTAL SERVICES LLC
11.	NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
12.	NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
13.	NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC
14.	NEWPARK HOLDINGS NOVA SCOTIA CORP.
15.	NEWPARK INVESTMENTS NOVA SCOTIA CORP.
16.	NEWPARK TEXAS L.L.C.
17.	AVA, S.p.A.
18.	AVA ROMANIA 2000 S.R.L.
19.	AVA AFRICA S.A.R.L.
20.	CRILIO DUE EXIM S.R.L.
21.	EUROCONTINENTAL DF GMBH
22.	PERFO SERVICES S.P.A.
23.	AVA TUNISI S.A.R.L.
24.	AVA INTERNATIONAL LTD.
25.	AVA ALGERIE E.U.R.L.
26.	NEWPARK DRILLING FLUIDS BRASIL, LTDA
27.	NEWPARK HOLDINGS, INC.
28.	NES PERMIAN BASIN, L.P.
29.	NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.
30.	NID, L.P.